Exhibit 10.4

SECOND AMENDMENT TO
CHICO’S FAS, INC.
DEFERRED COMPENSATION PLAN

Pursuant to the authority granted under Section 10.2 of the Chico’s FAS, Inc. Deferred Compensation Plan (as amended and restated on January 1, 2019 and as amended thereafter) (the “Plan”), the Plan is hereby amended as set forth below.
1.    Section 4.2 of the Plan is amended in its entirety, effective April 4, 2020, to read as follows:

4.2
Matching Contributions. The Company shall credit a Matching Contribution to the Plan on behalf of each Participant with respect to each Plan Year or partial Plan Year starting with Plan Year beginning January 1, 2019 and ending with the pay period ending April 4, 2020. For Plan Year 2019, Base Pay Deferrals related to Compensation earned in 2018 that is paid in 2019 for the payroll that includes December 31, 2018, shall be credited with a Matching Contribution. For the Plan Year beginning January 1, 2019, the amount of the Company Matching Contribution shall equal fifty percent (50%) of the first two and a half percent (2.5%) of a Participant’s Base Pay Deferrals. Matching Contributions shall be allocated to the same Retirement/Termination Account or Specified Date Account as the related Base Pay Deferrals and shall be subject to the same Payment Schedule as applicable to the related Base Pay Deferrals, in each case as provided in Section 4.1(c). To the extent no designations are made under Section 4.1(c), then the default provisions in Section 4.1(c) and Section 6.2 shall apply to the Matching Contributions. Notwithstanding any other provision in the Plan, no Matching Contribution shall be credited to the Plan on behalf of any Participant with respect to Base Pay Deferrals related to Compensation earned for all payrolls beginning on or after April 5, 2020.

2.    All other provisions of the Plan shall remain in effect.

IN WITNESS WHEREOF, this Second Amendment to the Plan is hereby adopted on this 31 day of March, 2020.
CHICO’S FAS, INC.
By: Gregory S. Baker
Title: SVP-General Counsel & Corp. Secy.